UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2004

The Warnaco Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-10857	95-4032739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Avenue, New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 287-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On December 22, 2004, the Registrant entered into a new Employment Agreement (the "Agreement") with Joseph R. Gromek that provides for the continuation of Mr. Gromek's employment as President and Chief Executive Officer of the Registrant. The Agreement replaces Mr. Gromek's existing employment agreement dated April 14, 2003. The term of the Agreement ends on March 1, 2008, subject to automatic one-year renewals thereafter unless notice of termination is given at least 180 days prior to the date on which the term would otherwise expire.

Under the Agreement, Mr. Gromek's base salary will increase to $950,000 on March 1, 2005, with a target bonus opportunity equal to 100% of his base salary. In addition, the Agreement provides that, commencing in fiscal year 2005, Mr. Gromek will have an annual target equity opportunity with a target value on the grant date equal to no less than 100% of his total cash compensation (base salary and target bonus opportunity). Additionally, commencing in fiscal year 2005, he will be awarded annually a supplemental award equal to 30% of his prior year's total cash compensation (base salary and earned annual bonus) (the "Supplemental Award"). The Supplemental Award will be granted in the form of restricted stock units; provided, that Mr. Gromek may elect to receive up to 50% of the value of such award in the form of a credit to a bookkeeping account on the Registrant's books ("Notional Account"). Amounts credited to the Notional Account will be credited (or debited) with the deemed positive (or negative) return based on the investment alternatives under the Registrant's 401(k) plan selected by Mr. Gromek in advance to apply to such account. Any Supplemental Award granted prior to April 14, 2008 will vest 50% on April 14, 2008 and 50% on Mr. Gromek's 65th birthday, while any Supplemental Award granted on or after April 14, 2008 will cliff vest 100% on Mr. Gromek's 65th birthday. Any vested Supplemental Award will be paid in accordance with Section 409A of the Internal Revenue Code after Mr. Gromek ceases to be employed by the Registrant. Mr. Gromek is also generally entitled to employee benefits and perquisites on a basis no less favorable than provided other similarly-situated executives.

If Mr. Gromek's employment is terminated without Cause or by Mr. Gromek for Good Reason (each term as defined in the Agreement) or if the Registrant provides notice of non-renewal of the Agreement and terminates Mr. Gromek's employment at the end of the term, Mr. Gromek will be entitled to (i) payment of base salary and target bonus for the remainder of the term (but in no event more than 36 or less than 12 months), (ii) a pro-rata bonus for the year of termination based on the Registrant's performance for such year, (iii) immediate vesting of 50% of any unvested restricted stock award, (iv) two years (or the remainder of the option's term, if shorter) to exercise vested options, (v) immediate vesting of 25% of any previously granted Supplemental Award if termination is prior to April 14, 2008 and immediate vesting of 50% of the unvested Supplemental Awards if termination is on or after such date; provided, that any balance in the Notional Account shall vest pro-rata based on employment during the period from April 14, 2008 through Mr. Gromek's 65th birthday and (vi) continued participation in welfare benefit plans until the earlier of the end of the term (but in no event for more than 36 or less than 12 months) and the date he obtains equivalent coverage from subsequent employment.

If Mr. Gromek's employment terminates upon his death or Disability (as defined in the Agreement), he (or his legal representatives or estate, as the case may be) will be entitled to (i) a pro-rata bonus for the year of termination based on the Registrant's performance for such year, (ii) a pro-rata Supplemental Award for the year of termination and (iii) immediate vesting of all outstanding equity awards and any previously granted Supplemental Award, with any vested stock options remaining exercisable for two years following the date of termination or the remainder of the option term, if shorter.

If Mr. Gromek's employment is terminated by the Registrant without Cause or by Mr. Gromek for Good Reason upon or within one year following a Change in Control (as defined in the Agreement) or his employment is terminated by the Registrant without Cause within 90 days prior to a Change in Control (and such termination is in connection with, or in anticipation of, such Change in Control), Mr. Gromek will be entitled to (i) three times base salary plus target bonus, payable in a lump sum, (ii) a pro-rata bonus for the year of termination based on the Registrant's performance for such year, (iii) an amount equal to 90% of the total cash compensation used to determine the value of the Supplemental Award granted immediately prior to the date of termination, payable in a lump sum, (iv) immediate vesting of all outstanding equity awards and any previously granted Supplemental Award, with vested stock options remaining exercisable for the remainder of their original terms and (v) continued participation in welfare benefit plans until the earlier of 36 months from the date of his termination and the date he obtains equivalent coverage from subsequent employment. If any payments, benefits or entitlements provided to Mr. Gromek under the Agreement or otherwise are subject to federal excise tax as excess parachute payments and Mr. Gromek would be in a better position on an after-tax basis, such payments, benefits or entitlements will be reduced such that no federal excise tax will apply.

Under the Agreement, Mr. Gromek is bound by a perpetual confidentiality covenant and is prohibited from competing with the Registrant both during employment and for 12 months following termination of employment. Additionally, for 18 months following termination of employment he is prohibited from soliciting or hiring employees of the Registrant and its affiliates and from soliciting their customers.

A copy of the Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference. The description of the Agreement is qualified in its entirety by reference to the Agreement.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 10.1	Employment Agreement, dated as of December 22, 2004, by and between The Warnaco Group, Inc. and Joseph R. Gromek

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WARNACO GROUP, INC.

Date: December 22, 2004

By: /s/ Jay A. Galluzzo
Name: Jay A. Galluzzo Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Employment Agreement, dated as of December 22, 2004, by and between The Warnaco Group, Inc. and Joseph R. Gromek